UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22 2009

AMERICAN PATRIOT CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-113270
(Commission File Number)

36-4536633
(IRS Employer Identification No.)

Suite 29-303 La Ronge Avenue, La Ronge, Saskatchewan, S0J 1L0
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0177

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2009, the Company agreed to issue a total of 3,661,138 shares to various lenders in exchange for the conversion of $384,784.38 in debt. The debt was converted at the option of the lenders, and will represent a reduction to the outstanding debt owed by the Company. These debt conversions will be reflected in the financial statements for the quarter ending June 30, 2009.

Item 3.02 Unregistered Sales of Equity Securities

We entered into separate Loan Conversion Agreements dated April 22, 2009 with investors, whereby the investors agreed to convert an aggregate of $384,784.38 into 3,661,138 shares of our common stock, at a deemed price of $0.1051 per share, in full satisfaction of the respective amounts owing to them.

The 3,661,138 shares of our common stock were issued in reliance upon Regulation S and/or Section 4(2) of the Securities Act in offshore transactions with 17 non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Loan Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT CORP.

By: /s/ Colt Wohlers
Colt Wohlers
President and Director

Date: April 27, 2009